EXHIBITS 5.1 AND 23.2
OPINION OF SCHNEIDER WEINBERGER & BEILLY, LLP

Schneider Weinberger & Beilly LLP
2200 Corporate Blvd., N.W., Suite 210
Boca Raton, FL 33431

Telephone: (561) 362-9595
Facsimile No. (561) 362-9612

September 14, 2010

Puradyn Filter Technologies Incorporated
2017 High Ridge Road
Boynton Beach, Fl 33426

Re:	Registration Statement on Form S-8 (the “Registration Statement”)
Puradyn Filter Technologies Incorporated, a Delaware corporation (the “Company”)
Puradyn Filter Technologies Incorporated 2010 Stock Option Plan (the “Plan”)

Gentlemen:

          This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (“Commission”) with respect to the registration by the Company and the resale of an aggregate of 2,000,000 shares of Common Stock, $0.001 par value per share of the Company (the “Shares”). The Shares are covered by the Registration Statement and consist of 2,000,000 shares issuable pursuant to the Plan.

          In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company’s Certificate of Incorporation and By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

          Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,

/s/ Schneider Weinberger & Beilly LLP
Schneider Weinberger & Beilly LLP